Exhibit 99.1

Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis Chief Financial Officer Phone: 201-996-9000 ned@id-systems.com	Liolios Group, Inc. Scott Liolios or Matt Glover Phone : 949-574-3860 info@liolios.com

I.D. Systems Reports Record Third Quarter Revenue Up 74%,
Net Income of $0.06 per Share (Non-GAAP)

Woodcliff Lake, NJ, October 31, 2011—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported financial results for the three and nine months ended September 30, 2011.

Third Quarter of 2011 Financial Results

•
Revenue increased 74% to $11.3 million from $6.5 million in the same period a year ago. The improvement was driven by increased sales of the company’s wireless vehicle management systems for fleets of rental cars and industrial trucks. Recurring revenue in Q3 2011 was $4.2 million.

•
Excluding stock-based compensation and depreciation and amortization, non-GAAP net income was $665,000, or $0.06 per basic and diluted share, compared to non-GAAP net loss of $1.1 million, or ($0.10) per basic and diluted share, in the same year-ago period.

•	Net loss was $214,000, or ($0.02) per basic and diluted share, an improvement from a net loss of $1.9 million, or ($0.17) per basic and diluted share, in the same year-ago period.

•	As of September 30, 2011, the company had $28.0 million in cash, cash equivalents and marketable securities, which equates to $2.32 per share outstanding, with no debt.

•
As of September 30, 2011, under a stock repurchase program authorized in November of 2010, I.D. Systems has repurchased a total of 265,000 shares of its common stock at an aggregate purchase price of $1.1 million, including 69,684 shares at an aggregate purchase price of $324,000 in the third quarter of 2011. The program authorizes the repurchase of issued and outstanding shares of up to $3 million in aggregate value.

First Nine Months of 2011 Financial Results

•	Revenue increased 47% to $27.5 million from $18.6 million in the same period a year ago. Recurring revenue in the nine months ended September 30, 2011 was $12.3 million, or 45% of total revenue.

•	Selling, general and administrative expenses and research and development expenses decreased 9% to $19.1 million from $20.9 million in the same year-ago period.

•
Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $1.3 million, or ($0.12) per basic and diluted share, an improvement from a non-GAAP net loss of $7.3 million, or ($0.66) per basic and diluted share, in the same year-ago period.

•	Net loss was $4.0 million, or ($0.37) per basic and diluted share, an improvement from a net loss of $9.9 million, or ($0.89) per basic and diluted share, in the same year-ago period.

More...

Expanding the range of wireless solutions

Third Quarter of 2011 Operational Highlights

•
Strong repeat business across all major product categories from core customers, including Alcoa, American Airlines, Audi, BASF, Caterpillar, Ford Motor Company, Knight Transportation, Marten Transportation, Nestlé, Procter & Gamble, the U.S. Postal Service, Walgreens, and Walmart.

•
Record sales of VeriWise™ transportation asset management systems, many of which replaced competitors’ systems; new customers include a leading global provider of multi-modal transportation services and a major U.S. logistics solutions provider.

•
Growing sales of PowerFleet® and PowerBox™ industrial vehicle management systems through channel partners; new customers across diverse industries include a Fortune 100 food producer, a Fortune 500 retailer, one of North America’s largest healthcare products suppliers, and a major U.S. building supply distributor.

•
Continued success of direct sales of industrial vehicle management systems; new customers include a regional U.S. grocery chain, a North American consumer beverage producer, and a leading U.K.-based industrial products manufacturer.

•
Expanded rental fleet management business with Avis Budget Group, which converted its 5,000-vehicle pilot program with I.D. Systems into a 60-month contract, placed an additional $14 million order to deploy I.D. Systems’ technology on 25,000 more vehicles (with an option for global fleet deployment), and purchased an equity stake in I.D. Systems.

Management Commentary

“In the third quarter of 2011 we achieved our highest quarterly revenue to date and our fifth consecutive quarter of revenue growth,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “We are also pleased by our net income of $0.06 per share, on a non-GAAP basis.

“Our strong third quarter revenue was driven by three factors: deployment of rental vehicle management systems for Avis Budget, which based its new “Avis On Location” virtual rental offering on our wireless technology; robust sales of our core industrial vehicle management systems; and record orders of our Asset Intelligence transportation management solutions. Our revenues continue to reflect a balance of product and service sales, with 45% of total revenue for the first nine months of 2011 coming from recurring sources.

“I.D. Systems’ gross margins remain strong and stable, at 52% for the quarter and 53% for the nine-month period, consistent with the company’s historical range. We also continue to closely manage costs, with combined SG&A and R&D expenses over the first nine months of 2011 9% lower than the same period last year.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Monday, October 31, 2011, at 10:30 a.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on the results of the quarter and recent developments, followed by a question and answer period.

The conference call will be broadcast live over the Internet via the investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

More...

Expanding the range of wireless solutions

About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

More...

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Statement of Operations Data
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011
Revenue:
Products	$2, 542,000	$6,912,000	$6,394,000	$14,675,000
Services	3,948,000	4,372,000	12,233,000	12,776,000
	6,490,000	11,284,000	18,627,000	27,451,000
Cost of revenue:
Cost of products	1,507,000	3,833,000	3,347,000	8,359,000
Cost of services	1,595,000	1,529,000	4,891,000	4,531,000
	3,102,000	5,362,000	8,238,000	12,890,000

Gross profit	3,388,000	5,922,000	10,389,000	14,561,000

Selling, general and administrative	4,424,000	5,669,000	17,587,000	16,490,000
Research and development expenses	1,089,000	827,000	3,362,000	2,603,000

Loss from operations	(2,125,000)	(574,000)	(10,560,000)	(4,532,000)
Interest income	179,000	60,000	575,000	160,000
Interest expense	(1,000)	--	(56,000)	--
Other income, net	89,000	300,000	94,000	350,000

Net loss	$(1,858,000)	$(214,000)	$(9,947,000)	$(4,022,000)

Net loss per share – basic and diluted	$(0.17)	$(0.02)	$(0.89)	$(0.37)

Weighted average common shares outstanding – basic and diluted	11,138,000	11,173,000	11,170,000	10,969,000

I.D. Systems, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net loss attributable to common stockholders	$(1,858,000)	$(214,000)	$(9,947,000)	$(4,022,000)
Depreciation and amortization	477,000	584,000	1,447,000	1,796,000
Stock-based compensation	289,000	295,000	1,182,000	911,000

Non-GAAP net income (loss)	$(1,092,000)	$665,000	$(7,318,000)	$(1,315,000)

Non-GAAP net income (loss) per share – basic and diluted	$(0.10)	$0.06	$(0.66)	$(0.12)

More...

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Condensed Balance Sheet Data

	December 31, 2010*	September 30, 2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$14,491,000	$12,803,000
Investments – short term	4,565,000	6,731,000
Accounts receivable, net	7,044,000	6,412,000
Notes and lease receivable – current	353,000	211,000
Inventory, net	7,295,000	8,420,000
Interest receivable	53,000	70,000
Deferred costs – current	1,159,000	1,503,000
Prepaid expenses and other current assets	1,211,000	1,110,000
Total current assets	36,171,000	37,260,000

Investments – long term	9,364,000	8,486,000
Notes and lease receivable – less current portion	839,000	3,234,000
Deferred costs – less current portion	2,978,000	2,241,000
Fixed assets, net	3,853,000	3,147,000
Other assets	272,000	307,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	5,571,000	4,692,000
Total assets	$60,885,000	$61,204,000

LIABILITIES
Accounts payable and accrued expenses	$9,141,000	$8,224,000
Deferred revenue – current portion	2,186,000	3,235,000
Total current liabilities	11,327,000	11,459,000
Deferred rent	199,000	289,000
Deferred revenue – less current portion	4,614,000	4,053,000
Total liabilities	16,140,000	15,801,000
Commitments and contingencies
Total stockholders’ equity	44,745,000	45,403,000
Total liabilities and stockholders’ equity	$60,885,000	$61,204,000

*Derived from audited balance sheet as of December 31, 2010.

More...

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries
Statement of Cash Flows Data
 (Unaudited)

	Nine months ended September 30,
	2010	2011
Cash flows from operating activities:
Net loss	$(9,947,000)	$(4,022,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	92,000	165,000
Remeasurement of contingent consideration	(110,000)	--
Accrued interest income	11,000	(17,000)
Stock-based compensation expense	1,182,000	911,000
Depreciation and amortization	1,447,000	1,796,000
Deferred rent expense	(4,000)	90,000
Issuance of warrants	--	137,000
Changes in:
Accounts receivable	1,548,000	498,000
Note and lease receivable	224,000	(2,254,000)
Inventory	1,720,000	(1,125,000)
Prepaid expenses and other assets	(336,000)	66,000
Deferred costs	(2,027,000)	393,000
Deferred revenue	1,959,000	488,000
Accounts payable and accrued expenses	265,000	(917,000)
Net cash used in operating activities	(3,976,000)	(3,791,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(1,406,000)	(211,000)
Business acquisition	(15,000,000)	--
Purchase of investments	(10,284,000)	(2,889,000)
Proceeds from sales and maturities of investments	38,872,000	1,618,000
Net cash provided by (used in) investing activities	12,182,000	(1,482,000)

Cash flows from financing activities:
Proceeds from issuance of shares	--	4,605,000
Proceeds from exercise of stock options	3,000	35,000
Purchase of treasury shares	--	(1,050,000)
Principal payments on line of credit	(11,638,000)	--
Net cash used in financing activities	(11,635,000)	3,590,000

Effect of foreign exchange rate changes on cash and equivalents	(3,000)	(5,000)
Net decrease in cash and cash equivalents	(3,432,000)	(1,688,000)
Cash and cash equivalents - beginning of period	19,481,000	14,491,000
Cash and cash equivalents - end of period	$16,049,000	$12,803,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$56,000	$--
Noncash activities:
Unrealized gain (loss) on investments	$154,000	$(17,000)
Shares withheld pursuant to stock issuance	$10,000	$47,000
Acquisition:
Fair value of assets acquired	$19,695,000	$--
Liabilities assumed	(4,695,000)	--
Net cash paid	$15,000,000	$--